UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2020
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 8.01 Other Events

Proposed Offering
On September 22, 2020, National Storage Affiliates Trust (the “Company”) filed with the Securities and Exchange Commission a preliminary prospectus supplement and accompanying prospectus (the “Preliminary Prospectus”) under its effective shelf registration statement on Form S-3 pursuant to Rule 424 under the Securities Act of 1933, as amended, relating to a proposed public offering of 4,500,000 of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Offering”). The Preliminary Prospectus also contains certain updated disclosure regarding the Company’s business. There can be no assurance that the Company will be able to complete the Offering on the terms described in the Preliminary Prospectus or at all.
Recent Developments
The Company is closely monitoring the impact of the COVID-19 pandemic on all aspects of the Company's business. The outbreak of COVID-19 in many countries, including the United States, has adversely impacted economic activity. The effect of the outbreak has been rapidly evolving and, as cases of COVID-19 have continued to be identified, most states and municipalities have reacted by instituting quarantines, mandating business and school closures, requiring restrictions on travel, ‘‘shelter-in-place’’ and/or ‘‘stay-at-home’’ orders, and imposing restrictions on the types of businesses that may continue to operate. These containment measures generally do not apply to businesses, like the Company's, which are designated as ‘‘essential,’’ but may apply to certain of the Company's tenants, employees, vendors, lenders and joint venture partners.
As of the date of this report, the Company's self storage facilities continue to operate and the Company is in compliance with federal, state and local COVID-19 guidelines and mandates. In response to the pandemic, the Company has increased the level and frequency of cleaning and sanitation of the Company's self storage facilities and enacted recommended social distancing guidelines. Many of the Company's stores feature online rental capabilities whereby a customer can complete the entire rental process online and receive an access code to the storage facility. For the remainder of the Company's stores that do not yet benefit from the online rental feature, the combination of call center and email communication eliminates the need for any physical contact between customers and employees.
Due to the pandemic, the Company experienced a moderate slowdown in overall business activity during the three months ended June 30, 2020. Specifically, the Company's same store portfolio (as defined below) operations were affected as follows:
•Same store move-in volume decreased approximately 14% during the three months ended June 30, 2020, compared to the three months ended June 30, 2019;
•Same store move-out volume decreased approximately 18% during the three months ended June 30, 2020, compared to the three months ended June 30, 2019.
•Same store period-end occupancy was 89.8% as of June 30, 2020, a decrease of approximately 100 basis points compared to June 30, 2019.
•Same store average occupancy was 88.1% for the three months ended June 30, 2020, a decrease of approximately 140 basis points compared to the three months ended June 30, 2019.
The Company's August 2020 same store portfolio (as defined below) operations were affected as follows:
•Same store move-in volume increased approximately 6% in August 2020, compared to the same period in 2019.
•Same store move-out volume decreased approximately 7% in August 2020, compared to the same period in 2019.
•Same store period-end occupancy was 91.4% as of August 31, 2020, which was a 160 basis point increase compared to June 30, 2020 and an increase of approximately 150 basis points compared to August 31, 2019.
The Company continues to take proactive measures to maintain the strength of the Company's business and manage the impact of COVID-19 on the Company's operations and liquidity, including the following:
•The Company has resumed rental rate increases for in-place tenants at the vast majority of the Company's stores during the third quarter of 2020;
•The Company has closely monitored their liquidity position. As of August 31, 2020, the Company had the capacity to borrow from remaining commitments under the Company's revolving line of credit (the ‘‘Revolver’’) of approximately $275.3 million with less than $4.0 million of debt maturing through 2022;
•The Company has entered into an agreement to issue $150.0 million of 2.99% senior unsecured notes due August 5, 2030 and $100.0 million of 3.09% senior unsecured notes due August 5, 2032 in a private placement, as discussed further in Note 14 to Item 1 of the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2020;
•The Company is continuing to diligently manage operating expenses, including store-level personnel costs, marketing and repairs and maintenance expenses. The Company also continued to incur lower corporate travel costs compared to expectations at the beginning of the year.

•The Company remains committed to acquiring properties at appropriate risk-adjusted returns. The Company has observed a lower volume of acquisition transactions in the self storage sector in recent months, due to uncertainty from the pandemic. The Company believes the Company's acquisition opportunities through the Company's captive pipeline and relationship-based third-party deals sourced by the Company's PROs will continue to be a differentiating factor for the Company to prudently deploy capital, including through the issuance of OP equity.
The Company's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio’s year-over-year operating results to no longer be comparable. As of June 30, 2020, the Company's same store portfolio consisted of 500 consolidated self storage properties.
The above discussion is intended to provide information regarding the impacts of the COVID-19 pandemic on the Company's business and management’s efforts to respond to those impacts. The Company is unable to predict the impact of the COVID-19 pandemic on the Company's business for the balance of the third quarter of 2020 and thereafter. The Company will continue to monitor its effects and will adjust the Company's operations as necessary. As a result of the rapid development, fluidity and uncertainty surrounding this situation, the Company expects that such information will change, potentially significantly, going forward and may not be indicative of the actual impact of the COVID-19 pandemic on the Company's financial condition, results of operations and cash flows for the full third quarter of 2020 and future periods. See ‘‘Risk Factors’’ under Item 1A of the Company's Quarterly Reports for the quarters ended March 31, 2020 and June 30, 2020.
Self Storage Property Acquisitions
From July 1, 2020 through September 21, 2020, the Company acquired four self storage properties, two from third-party sellers and two from the Company's existing PROs, located in two states, comprising approximately 0.3 million rentable square feet, configured in approximately 2,000 storage units for approximately $23.8 million. Consideration for these acquisitions included approximately $21.2 million of cash, OP equity of approximately $2.4 million (consisting of 21,847 OP units and 34,383 subordinated performance units) and the assumption of approximately $0.2 million of other working capital liabilities.
Based on the Company's underwriting, the Company believes that the aggregate purchase price of the four properties acquired between July 1, 2020 and September 21, 2020, represents a weighted average underwritten capitalization rate of approximately 7.0%.
The Company has also entered into contracts to acquire three self storage properties located in three states, comprising approximately 0.2 million rentable square feet, configured in approximately 1,000 storage units for aggregate consideration of approximately $17.9 million. Although the Company currently expects to complete these acquisitions during the fourth quarter of 2020, these acquisitions are subject to customary closing conditions, and there is no assurance that these properties will be acquired or will be acquired at the time or pursuant to the terms currently contemplated. Based on the Company's underwriting, the Company believes the estimated aggregate purchase price of the three properties under contract to be acquired represents a weighted average underwritten capitalization rate of approximately 7.0%.
The Company calculates weighted average underwritten capitalization rates by dividing the anticipated cash net operating income that the Company expects to derive from the self storage properties acquired or under contract for the twelve months immediately following the acquisition or expected acquisition date, as applicable (based upon information provided to the Company by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over such period), by the total aggregate purchase price plus anticipated capital expenditures for the twelve months immediately following the acquisition or expected acquisition date. The Company calculates the anticipated cash net operating income by subtracting anticipated operating expenses (before interest expense and depreciation and amortization, and supervisory and administrative fees) at each property from the anticipated cash income from the property.
The Company has weighted the underwritten capitalization rates based on purchase price plus anticipated capital expenditures for the twelve months immediately following the acquisition or expected acquisition date.
The Company cautions you not to place undue reliance on the Company's weighted average underwritten capitalization rates for the self storage properties acquired since July 1, 2020 or under contract because they are based on information provided to the Company by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over the twelve months immediately following the Company's acquisition or expected acquisition date, as applicable, and they are calculated on a non-GAAP basis. The Company's experience operating these properties may change the Company's expectations with respect to the Company's weighted average underwritten capitalization rates. In addition, the actual weighted average capitalization rates may differ from the underwritten weighted average capitalization rates described above based on numerous factors, including the Company's difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses, results of the Company's final purchase price allocation and property tax reassessments, as well as the risk factors set forth herein and in documents incorporated by reference herein. The Company can provide no assurance that the actual capitalization rates for these properties will be consistent with the weighted average underwritten capitalization rates set forth above.
The Company also continues to actively track and evaluate a robust pipeline of self storage properties, which the Company may pursue for future acquisition.

FORWARD-LOOKING STATEMENTS
The Company makes forward-looking statements in this report that are subject to risks and uncertainties. These forward- looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. When the Company uses the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may," or similar expressions, the Company intends to identify forward-looking statements.
The forward-looking statements contained in this report reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. One of the most significant factors is the ongoing and potential impact of the current outbreak of COVID-19 on the economy, the self storage industry and the broader financial markets, which may have a significant negative impact on the Company's financial condition, results of operations and cash flows. The Company is unable to predict whether the continuing effects of the COVID-19 pandemic will trigger a further economic slowdown or a recession and to what extent the Company will experience disruptions related to the COVID-19 pandemic in the third quarter or thereafter. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 26, 2020 (the "Annual Report") and the Company's Quarterly Reports on Form 10-Q filed with the SEC on August 7, 2020 and May 11, 2020 (the "Quarterly Reports"), and the Company's subsequent filings under the Exchange Act.
Statements regarding the following subjects, among others, may be forward-looking:
•market trends in the Company's industry, interest rates, the debt and lending markets or the general economy;
•the Company's business and investment strategy;
•the acquisition of properties, including those under contract, and the ability of the Company's acquisitions to achieve underwritten capitalization rates and the Company's ability to execute on the Company's acquisition pipeline;
•the timing of acquisitions;
•the internalization of retiring PROs into the Company;
•the Company's relationships with, and the Company's ability and timing to attract additional, PROs;
•the Company's ability to effectively align the interests of the Company's PROs with the Company and the Company's shareholders;
•the integration of the Company's PROs and their managed portfolios into the Company, including into the Company's financial and operational reporting infrastructure and internal control framework;
•the Company's operating performance and projected operating results, including the Company's ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;
•the Company's ability to access additional off-market acquisitions;
•actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;
•the state of the U.S. economy generally or in specific geographic regions, states, territories or municipalities;
•economic trends and economic recoveries;
•the Company's ability to obtain and maintain financing arrangements on favorable terms;
•general volatility of the securities markets in which the Company participates;
•the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent;
•changes in the value of the Company's assets;
•projected capital expenditures;
•the impact of technology on the Company's products, operations, and business;
•the implementation of the Company's technology and best practices programs (including the Company's ability to effectively implement the Company's integrated internet marketing strategy);

•changes in interest rates and the degree to which the Company's hedging strategies may or may not protect the Company from interest rate volatility;
•impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;
•the Company's ability to continue to qualify and maintain the Company's qualification as a REIT for U.S. federal income tax purposes;
•availability of qualified personnel;
•the timing of conversions of subordinated performance units in the Company's operating partnership and subsidiaries of the Company's operating partnership into OP units in the Company's operating partnership, the conversion ratio in effect at such time and the impact of such convertibility on the Company's diluted earnings (loss) per share;
•the risks of investing through joint ventures, including whether the anticipated benefits from a joint venture are realized or may take longer to realize than expected;
•estimates relating to the Company's ability to make distributions to the Company's shareholders in the future; and
•the Company's understanding of the Company's competition.
The forward-looking statements are based on the Company's beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Readers should carefully review the Company's financial statements and the notes thereto, as well as the sections entitled "Business," "Risk Factors," "Properties," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," described in the Company's Annual Report and Quarterly Reports, and the other documents the Company files from time to time with the SEC. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. In addition, the Company cannot assess the impact of each factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Executive Officer

Date: September 22, 2020